FORM 8-A
Securities and Exchange Commission
Washington, D.C. 20549
For registration of certain classes of securities
pursuant to Section 12(b) or 12(g) of the
Securities Exchange Act of 1934
GRUBB & ELLIS REALTY ADVISORS, INC.
(Exact name of the Registrant as specified in its charter)

Delaware (State of incorporation or organization)	20-3426353 (I.R.S. Employer Identification No.)
2215 Sanders Road,
Suite 400
Northbrook, Illinois 60062
(Address of Principal Executive Offices) (Zip Code)
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐
Securities Act registration statement file number to which this Form relates (if applicable): File No. 333-129190
Securities to be registered pursuant to Section 12(b) of the Exchange Act:

Title of Each Class to be so Registered	Name of Each Exchange on which Each Class is to be Registered

Units	American Stock Exchange

Common Stock, $0.0001 par value	American Stock Exchange

Warrants	American Stock Exchange
Securities to be registered pursuant to Section 12(g) of the Exchange Act: None

Item 1. Description of The Registrant’s Securities to be Registered
The securities to be registered hereby are the units, common stock and warrants of Grubb & Ellis Realty Advisors, Inc. (the “Company”). The description of the units, the common stock and the warrants, contained in the section entitled “Description of Securities” in the Prospectus included in the Company’s Registration Statement on Form S-11 (Registration No. 333-129190), filed with the Securities and Exchange Commission on October 21, 2005, as amended from time to time (the “Registration Statement”), is hereby incorporated by reference herein. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that are subsequently filed are hereby also incorporated by reference herein.
Item 2. Exhibits
The following exhibits are filed herewith or are incorporated by reference as indicated below.

Exhibit Number	Description

3.1	Second Amended and Restated Certificate of Incorporation.*

3.2	Amended and Restated By-laws.*

4.1	Specimen Unit Certificate.*

4.2	Specimen Common Stock Certificate.*

4.3	Specimen Warrant Certificate.*

4.4	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant.*

4.5	Form of Underwriters’ Unit Purchase Option.*

*	Incorporated by reference to the corresponding exhibit filed with the Registration Statement, SEC File No. 333-129190.

SIGNATURE
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Grubb & Ellis Realty Advisors, Inc.
By:	/s/ Shelby Sherard
Shelby Sherard
Chief Financial Officer

Date: February 22, 2006